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                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         CAPITOL CITY BANCSHARES, INC.
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            (Exact name of registrant as specified in its charter)

            GEORGIA                                   58-1994305
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(State of incorporation or organization)           (I.R.S. Employer
                                                  Identification No.)

       562 LEE STREET, S.W., ATLANTA, GA                 30311
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    (Address of principal executive offices)           (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class           Name of each exchange on which
          to be so registered           each class is to be registered

     _________________________________________________________________
     _________________________________________________________________
     _________________________________________________________________

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ].

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X].

     Securities Act registration statement file number to which this form
relates:       333-64789    (if applicable)
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     Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, $6.00 Par Value
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                            (Title of class)


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                            (Title of class)
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     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered by Capitol City Bancshares, Inc. ("Bancshares") are shares of its Common Stock, $6.00 par value. Bancshares is authorized by its Articles of Incorporation to issue 5,000,000 shares of Common Stock. As of December 31, 1998, there were issued and outstanding 532,088 shares of Common Stock of Bancshares held by approximately 1,200 holders of record.

     A detailed description of Bancshares Common Stock is contained in the section entitled "Description of Bancshares Stock" in Bancshares' Registration Statement filed on Form S-4 on September 30, 1998, Registration No. 333-64789, incorporated herein by reference.

     Bancshares Common Stock was initially authorized and issued in connection with the acquisition of 100% of the stock of Capitol City Bank and Trust Company, a wholly-owned subsidiary of Bancshares, on December 22, 1998. In connection with that acquisition, Bancshares filed a Registration Statement under the Securities Act of 1933 as a successor issuer to Capitol City Bank and Trust Company. Capitol City Bank and Trust Company has been in consistent compliance with its reporting obligations under the Securities Exchange Act of 1934 filed with the Securities Unit of the Federal Deposit Insurance Corporation.

     This Form 8-A is being filed as a technical measure to ensure registration of the Company's Common Stock pursuant to Section 12(g) of the 1934 Act, and thereby to obtain from the Securities and Exchange Commission a 1934 Act Filing Number.

     ITEM 2.  EXHIBITS.

     Listed below are all exhibits filed as a part of the registration statement:

     (1) Plan of Reorganization and Agreement of Merger, dated April 14, 1998 between Capitol City Bancshares, Inc., Capitol City Bank and Trust Company, and Capital City Interim, Inc., which Agreement is included as Appendix "A" to the Proxy Statement included in the Registration Statement (incorporated herein by reference to the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

     (2) Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.(a) to the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

     (3) Bylaws of Registrant (incorporated herein by reference to Exhibit 3.(b) to the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

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     (4)  Opinion and consent of Martin, Snow, Grant & Napier as to the legality of the Securities registered hereby (incorporated herein by reference to Exhibit 5 to the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

     (5) Opinion and consent of Martin, Snow, Grant & Napier as to the federal income tax consequences of the transaction to the shareholders of Capitol City Bancshares, Inc. (incorporated herein by reference to
          Exhibit 8 to the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

     (6) The consents of Martin, Snow, Grant & Napier are contained in the opinions of such firm as Exhibits "5" and "8" (incorporated herein by reference to Exhibits 5 and 8 to the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

     (7) Power of Attorney (incorporated herein by reference to the Power of Attorney contained in the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

     (8) Form of Proxy (incorporated herein by reference to Exhibit 99.1 to the Registrant's Form S-4 filed by Capitol City Bancshares, Inc. on September 30, 1998, Registration No. 333-64789).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

    (Registrant) CAPITOL CITY BANCSHARES, INC.
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            Date:    12-30-98
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               By: /s/ George G. Andrews
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                   George G. Andrews, Chief Executive Officer

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